Exhibit 99.1

eXp World Holdings Reports Fourth-Quarter and Full-Year 2019 Financial Results

Achieved Positive Earnings Per Share in the Fourth Quarter

Revenue Up 96% Year-over-year to Record $980 Million for the Year

Number of Agents and Brokers Increased 63% Year-over-year to 25,423

BELLINGHAM, Wash. — March 12, 2020 — eXp World Holdings, Inc. (Nasdaq: EXPI), the holding company for eXp Realty and VirBELA, today announced financial results for the fourth quarter and full year ended Dec. 31, 2019. The company reported its first profitable quarter since being listed on Nasdaq in May 2018 with net income of $0.8 million in the fourth quarter. In addition, quarterly revenue grew 82 percent and annual revenue grew 96 percent driven by rapid agent growth.

“In the past year, eXp has seen milestones in every measure. Most notably, we recorded the company’s first profitable quarter on a GAAP basis since being Nasdaq-listed,” said eXp World Holdings CEO, Chairman and Founder Glenn Sanford. “We also continue to see agents join eXp Realty at the highest rate in the industry. More and more agents are realizing the advantages and benefits of our cloud-based brokerage model. Now agents around the world are joining us, as we successfully launched in the United Kingdom and Australia.

“We’re also making strategic moves that enable growth and profitability of our portfolio businesses. The launch of Express Offers and eXp Preferred Partner will add new revenue streams for the company, while also providing new services for agents.

“One of our advantages in the current environment is our virtual working space that supports our seamless operations and rapid growth, and eliminates the need for brick-and-mortar offices,” noted Sanford. “We have realized and will continue to gain tremendous benefits from our immersive technology platform VirBELA that enables our remote working strategy.”

Fourth-Quarter 2019 Financial Results Summary

•	Revenue increased 82% in the fourth quarter of 2019 to $274 million, compared to $150 million in the fourth quarter of 2018.
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Gross profit grew 138% to $24.4 million in the fourth quarter of 2019, compared to $10.3 million in the fourth quarter of 2018. Gross profit is calculated as revenues less commission and other agent-related costs.

•	Net income was $0.8 million, or $0.01 per diluted share in the fourth quarter of 2019, compared to a net loss of $5.2 million, or $(0.09) per diluted share, in the fourth quarter of 2018.
•	Adjusted EBITDA (a non-GAAP financial measure) was $6.1 million in the fourth quarter of 2019, compared to ($1.1) million in the fourth quarter of 2018.
•	Cash flow from operations increased 182.5% to $15.4 million in the fourth quarter of 2019, compared to $5.5 million in the fourth quarter of 2018.

Full-Year 2019 Financial Results Summary

•	Revenue increased 96% in 2019 to a record $980 million, compared to $500 million in 2018.

•	Gross profit grew 108% to $84.1 million in 2019, compared to $40.4 million in 2018.
•	Net loss was $9.6 million, or $(0.15) per diluted share, in 2019, compared to net loss of $22.4 million, or $(0.39) per diluted share, in 2018.
•	Adjusted EBITDA (a non-GAAP financial measure) was $12.7 million in 2019, compared to $2.4 million in 2018.
•	Cash flow from operations increased 127% to $55.2 million in 2019, compared to $24.3 million in 2018.

“In addition to revenue increasing 96 percent and gross profit up 108 percent year-over-year in 2019, we expect expansion in these areas to continue into 2020,” said eXp World Holdings CFO and Chief Collaboration Officer Jeff Whiteside. “We also expect eXp Realty to continue to add agents at levels above what competing national brokerages are experiencing and anticipate increased adoption of our affiliated services businesses by eXp Realty agents as well as additional international expansion. Further, the prospects for VirBELA to become the definitive virtual world platform for business and education have expanded dramatically recently, due to heightened interest in lowering the presence of employees in physical offices and coworking environments around the globe. We have a long runway ahead of revenue growth and profitability with the right team in place to meet those goals.”

2019 Operating and Business Highlights

•	The number of agents and brokers on the eXp Realty platform increased 63% to 25,423 at the end of 2019, compared to 15,570 at the end of 2018. As of Feb. 29, 2020, agent count was 27,460.
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Residential transaction sides closed for 2019 increased 81% to 135,320, compared to 74,678 in 2018. Residential transaction sides closed in the fourth quarter of 2018 was 38,610, an increase of 75% compared to 22,083 during the fourth quarter of 2018.

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Residential transaction volume closed for 2019 increased 93% to $38.2 billion, compared to $19.8 billion in 2018. Residential transaction volume closed in the fourth quarter of 2019 was $11.0 billion, an increase of 85%, compared to $6.0 billion during the fourth quarter of 2018.

•	By focusing on the agent eXperience, eXp Realty ended the year with a 64 agent Net Promoter Score, which measures agent satisfaction.
•	Expanded international real estate operations, launching in the United Kingdom and Australia. Canadian agent count increased 209% to 817 at the end of 2019, compared to 264 at the end of 2018.
•	Launched Express Offers, a new “instant” home-buying and selling platform for U.S. eXp Realty agents and their clients.
•	Launched eXp Preferred Partner, a program that provides eXp Realty agents and their clients with a marketplace for home-buying and selling services.
•	VirBELA won new government contracts and released a new team-based product.
•	Named a best place to work for a third consecutive year in Glassdoor’s 2020 Employees’ Choice Awards among U.S. large businesses.
•	John Tobison was named Chief Technology Officer of eXp World Holdings.
•	Jim Bramble was named General Counsel of eXp World Holdings.
•	Mitch Robinson was named Chief Marketing Officer of eXp World Holdings.
•	Jason Gesing was named Chief Executive Officer of eXp Realty.
•	Raymond “RJ” Jones was named Executive Vice President, Finance and Growth, of eXp World Holdings.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure and may be different than similarly titled measures used by other companies. It is presented to enhance investors’ overall understanding of the company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The company’s Adjusted EBITDA provides useful information about financial performance, enhances the overall understanding of past performance and future prospects, and allows for greater transparency with respect to a key metric used by management for financial and operational decision-making. Adjusted EBITDA helps identify underlying trends in the business that otherwise could be masked by the effect of the expenses that are excluded in Adjusted EBITDA. In particular, the company believes the exclusion of stock and stock option expenses, provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations.

The company defines the non-U.S. GAAP financial measure of Adjusted EBITDA to mean net income (loss), excluding other income (expense), income tax expense, depreciation and amortization; stock-based compensation expense, and stock option expense. Adjusted EBITDA may assist investors in seeing financial performance through the eyes of management, and may provide an additional tool for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of Adjusted EBITDA compared to Net Income (Loss), the closest comparable U.S. GAAP measure. Some of these limitations are that:

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Adjusted EBITDA excludes stock-based compensation expense and stock option expense, which have been, and will continue to be for the foreseeable future, significant recurring expenses in the business and an important part of the compensation strategy; and

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Adjusted EBITDA excludes certain recurring, non-cash charges such as depreciation of fixed assets and amortization of acquired intangible assets and, although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the company’s expansion, revenue growth, operating results, financial performance and net income changes. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Annual Report on Form 10-K.

About eXp World Holdings

eXp World Holdings, Inc. (Nasdaq: EXPI) houses eXp Realty and VirBELA.

eXp Realty, The Real Estate Cloud Brokerage, is the fastest-growing, global residential real estate company with more than 27,000 agents in the United States, Canada, the United Kingdom and Australia. As a subsidiary of a publicly traded company, eXp Realty uniquely offers real estate professionals within its ranks opportunities to earn eXp World Holdings stock for production and contributions to overall company growth.

VirBELA offers a modern, cloud-based environment focused on education and team development with clients in various industries from government to retail. VirBELA developed eXp Realty’s current cloud campus, which provides 24/7 access to collaborative tools, training and socialization for the company’s agents and staff.

For more information, please visit the company’s website at www.expworldholdings.com.

Reported Consolidated Results

Connect with eXp World Holdings and its companies: https://expworldholdings.com/social/

Media Relations Contact:

Cynthia Nowak

Vice president, marketing and communications, eXp Realty

360.419.5285 ext. 116

cynthia.nowak@exprealty.net

Investor Relations Contact:

Raymond “RJ” Jones

Executive Vice President, finance and growth, eXp World Holdings

360.761.4393

investors@expworldholdings.com